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                                                        Exhibit 10



                         SUSQUEHANNA BANCSHARES, INC.

                            PERFORMANCE AWARD PLAN













                                 Adopted:  October 14, 1986
                                Amended:  December 20, 1991
                               Amended:  _______________, 1995
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                         SUSQUEHANNA BANCSHARES, INC.
                            PERFORMANCE AWARD PLAN


1.         PURPOSE
           -------

           The purpose of the Performance Award Plan is to provide key management employees of Susquehanna Bancshares, Inc. ("Company"), and its subsidiaries ("Subsidiaries"), with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, and its Subsidiaries; to join the common interest of the Company and key executives; and to attract and retain executives of exceptional ability.

2.         ADMINISTRATION
           --------------

     2.1. The Plan shall be administered by the Compensation Committee ("Committee") of the Company's Board of Directors ("Board").

     2.2. The Committee shall have full and complete authority in its discretion, but subject to the express provisions of the Plan, to select the executives to be granted performance awards under the Plan; to determine the amount of such performance awards to be granted; to determine the time or times at which such awards shall be granted; to establish the terms and conditions upon which such awards shall become payable under the Plan; to remove any restrictions and conditions upon such awards; and to make all other determinations deemed necessary or desirable for the administration of the Plan.

     2.3. The Committee, by majority vote, shall have the authority to adopt and amend rules and regulations governing operation and administration of the Plan provided; however, that such rules and regulations shall not contravene any express provision contained in the Plan.

           Adoption or amendment of any substantive rule or regulation (those provisions affecting the time, manner or amount of performance awards) shall require the vote of a majority of the Board. No substantive amendment, which has an adverse effect on the interests of a Participant, shall apply to a Participant during the then-current Earnout Periods.

           The Committee shall provide Participants with a copy of any and all Plan rules and regulations and amendments thereto as adopted.

     2.4. The Board shall have the authority to amend or terminate the Plan at any time by majority vote, provided, however, that if the Board terminates the Plan, the Company shall be required to complete payment of performance awards already earned by Participants in the current Earnout Period.
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3.   DEFINITIONS
     -----------

     3.1.  Target Award means, in the case of any Participant as to any Earnout
           ------------
           period, the target award for the Earnout Period. The target award is calculated based on a percentage, which shall be prescribed by the Committee, of the midpoint of the developed salary range.

     3.2.  Earnout Period means each three year period established pursuant to
           --------------
           Paragraph 6.1 below, subject to acceleration of the Target Award as provided at Paragraph 6.8 below.

     3.3.  Incentive Award Tables means tables established by the Board in
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           conjunction with management for each Earnout Period which correlates the Company's and Subsidiary's performance in selected internal parameters to the percentage of Target Awards that may be earned.

     3.4.  Participant means any executive of the Company or Subsidiaries who
           -----------
           has been designated by the Board to participate in the Plan.

     3.5.  Peer Group means a designated group of bank holding companies, banks,
           ----------
           or other appropriate corporations determined by the Committee to be comparable on the established national, regional and local level to the Company and its Subsidiaries. This peer group will be utilized as the basis for external comparison of the Company's and Subsidiary's performance in selected financial criteria. If any one of the entities in the Peer Group is eliminated through acquisition or some other transaction during an Earnout Period, that entity will be eliminated from the Peer Group for such period.

     3.6.  Permanently Disabled means a Participant's inability, as a result of
           --------------------
           illness, incapacity, disease or calamity to perform a substantial part of his reasonable duties as set forth in his employment contract or job description with no reasonable expectation that the Participant will be able to resume the performance of his reasonable duties.

     3.7.  Plan means this Long Term Performance Award Plan.
           ----

4.   ELIGIBILITY AND PARTICIPATION
     -----------------------------

           Executives eligible for awards under the Plan shall be selected by the Committee from those executives who, in the opinion of the Committee, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company, and its Subsidiaries. Awards under the Plan shall be granted in the form of performance awards.
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5.  DESIGNATION OF EARNOUT PERIOD, PARTICIPANTS, PEER GROUP AND TARGET
    ------------------------------------------------------------------
     PERCENTAGES
     -----------

     5.1. The Board shall establish Earnout Periods which shall be three (3) years in length (subject to acceleration of the Target Award pursuant to Paragraph 6.8 below), each to begin on the first day of a fiscal year of the Company, provided that the first Earnout Period shall begin retroactively on January 1, 1986.

     5.2. Prior to the beginning of an Earnout Period, the Committee shall designate the Participants in the Plan, the Target Award for each Participant with respect to that Earnout Period, the relevant internal and external criteria, the Peer Groups for external comparison with respect to that Earnout Period, and shall establish the Incentive Award Table with respect to that Earnout Period.

     5.3. The designation of an employee as a Participant for an Earnout Period shall not confer upon such employee a right to be designated as a Participant in a subsequent Earnout Period.

     5.4. An employee who has been designated by the Committee as a Participant for an Earnout Period shall be notified in writing of such designation. Such written notification shall include the Target Award for the Participant.

     5.5. The designation of a Participant may be made after the beginning of an Earnout Period in the case of a new employee or a promoted employee, but in determining the Target Award to such Participant the Committee shall take into consideration the length of the then unexpired portion of the Earnout Period.

6.   DETERMINATION AND MANNER OF PAYOUT
     ----------------------------------

     6.1. At the end of an Earnout Period, the percentage of the Target Award that was achieved with respect to such period shall be calculated from the Incentive Award Tables which is based on a comparison of the performance of both the Company and Subsidiaries for the Earnout Period in relation to the designated internal and external criteria. For the initial Earnout Period beginning January 1, 1986, the designated criteria shall be as follows:

           External Criteria                      Internal Criteria
           -----------------                      -----------------

           . Return on Average Assets      . Return on Average Assets

           . Return on Equity              . Return on Equity (Parent)

           . Equity/Asset Ratio            . Assets/Employee Ratio
                                                    (Subsidiary)
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     6.2.  The amount earned by each Participant as of the close of the Earnout
           Period shall be equal to the cumulative percentages determined through a comparison of the Company and Subsidiary performance with the internal and external Incentive Award Tables. Exhibit I presents the Incentive Award Tables for the initial Earnout Period.

     6.3. Subject to an election for deferral as provided at Paragraph 6.7 or acceleration of the Target Award as provided at Paragraph 6.8 hereunder, one-half of the final award determined for each Participant shall be paid in cash on or before June 1 of the calendar year commencing immediately following the conclusion of such Earnout Period. The remaining one-half of the earned award shall be paid out in two equal installments over the next two years with each such subsequent installment payable on January 1 of each of the two years next following.

     6.4. All distributions under this Plan should be made to Participants in cash.

     6.5. Amounts payable to Participants pursuant to the Plan shall be provided to Company by the Subsidiaries, as directed by the Board.

     6.6. Notwithstanding the foregoing, no amounts shall be paid to any Participant under this Plan with respect to an Earnout Period which has expired:

           (a) If the Company has experienced a net loss during the Earnout Period, taken as a whole, but only if the Board of the Company is comprised of a majority of "continuing directors" as that term is defined in the Company's Articles of Incorporation as in effect on January 1, 1987; or

           (b) If the Subsidiary whose performance provides the Subsidiary measure of the Participant's benefit under the Plan has experienced a net loss over the Earnout Period, taken as a whole.

                This provision shall not apply to acceleration of a Target Award pursuant to Paragraph 6.8 in respect to an Earnout Period which has not expired.

     6.7. Participants may elect to defer payments made under this Plan at any time prior to the first day of the Earnout Period, or in the case of the current Earnout Period, prior to December 31, 1986, for a period up to 10 years, or such greater period as the Company may agree, provided, however, such deferred payments shall be paid in cash, in a lump sum on the date to which payment is deferred. In no event shall payment be deferred beyond the day on which employment with the Company is terminated; provided, further, amounts which have been deferred shall be immediately due and payable upon the occurrence of an event described at Paragraph 6.8 below unless the Participant shall elect in writing to continue deferral of such amount in accordance with original arrangements.

     6.8. Notwithstanding any other provision of this Plan to the contrary, 100% of the Target Award applicable to a then-current Earnout Period shall be due and payable to each Participant participating in the Plan upon the occurrence of any one or more of the following:
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           (a)  Any entity or person shall have become the beneficial owner of, or shall have obtained voting control, over 25% or more of the outstanding shares of the Company's Common Stock subsequent to the date this amendment to the Plan is adopted by the Board of Directors of the Company; or

           (b) The shareholders of the Company and the shareholders of any other constituent corporation shall have approved a definitive agreement to merge or consolidate the Company with or into another corporation other than a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation have at least 60% of the ownership of common stock of the surviving corporation immediately after the merger or consolidation, which common stock is then held substantially in the same proportion as such holders' ownership of Common Stock of the Company immediately prior to the merger or consolidation; or

           (c) The shareholders of the Company shall have approved a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company.

                Upon the occurrence of any such event, the Target Award shall be deemed earned and immediately payable in full with the same force and effect as if all performance criteria had been achieved for the entire Earnout Period, whether or not such is the case.

7.   TERMINATION OF EMPLOYMENT
     -------------------------

     7.1. If a Participant's employment is terminated prior to the conclusion of an Earnout Period or, following the conclusion of an Earnout Period, but prior to distribution of all installments:

           (a) By reason of (i) any deliberate material breach by Participant of his obligations under an employment agreement with the Company which, if curable, is not cured within thirty (30) days after the Company shall have notified the Participant in a writing describing to Participant all material facts concerning such breach or (ii) the conviction of a felony or the commission of a material, fraudulent act by the Participant against Company;

           (b) By reason of the expiration of the term provided in any employment agreement between Participant and Company if such agreement is not renewed as provided therein; or

           (c) By reason of a determination by two-thirds of the Board of Directors of the Company, acting in good faith, that Participant is directly responsible for actions or omissions that either occasion monetary loss in an amount greater than the total amount of loan loss reserves maintained by the applicable Subsidiary or the Company, as the case may be, or result in immediate discredit to the business reputation or goodwill of the Company or the applicable Subsidiary; or

           (d) Voluntarily by Participant other than for a "Reason Constituting Good Cause." Reasons Constituting Good Cause include, and are limited to: (i) a significant change in the nature
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                scope of Participant's duties as described in an employment agreement with the Company such that the Participant has been reduced to a position of materially lesser authority, stature or responsibility or such that the time required to be spent by the Participant beyond the applicable bank subsidiary's geographic market area shall be significantly increased; or (ii) a reduction in the Participant's compensation; or (iii) breach by the Company of the employment agreement with Participant, then Participant shall forfeit all rights to any installments coming due after termination of employment.

     7.2.  If a Participant's employment is terminated:

           (a)  By reason of Death, Permanent Disability or Retirement; or

           (b) By the Company for a reason other than one described at subparagraphs 7.1(a), (b) or (c); or

           (c)  By the Participant for a "Reason Constituting Good Cause"

                 then,

                If such termination occurs prior to the conclusion of an Earnout Period, the Participant shall receive the amount which he otherwise would have been entitled to receive had he remained in the employ of the Company, but prorated based on the number of complete months of employment with the Company during such Earnout Period. The entire amount shall be paid within 165 days after the conclusion of the Earnout Period.

                If such termination occurs following the conclusion of an Earnout Period, the Participant shall be paid the balance of installments payable to him by reason of such Earnout Period. This amount shall be due and payable within 30 days of termination of Participant's employment.

8.   BENEFICIARY DESIGNATIONS; WITHHOLDINGS
     --------------------------------------

     8.1. If a Participant's employment with the Company is terminated by his death or if he dies after termination of his employment but prior to the distributions to him of all amounts payable to him under the Plan, any amounts otherwise payable to him hereunder shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in such form as may from time to time be prescribed by the committee. A Participant may from time to time revoke or change any beneficiary designation on file with the Company. If there is no effective beneficiary designation on file with the Company at the time of a Participant's death, distribution of amounts otherwise payable to the deceased participant under this Plan shall be made to the Participant's estate. If a beneficiary designated by the Participant to receive his benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof
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           shall be paid to such deceased beneficiary's estate, unless the deceased participant's beneficiary designation provides otherwise.

     8.2. The Company shall deduct from the distributions to be made to a Participant or his designated beneficiary or beneficiaries under this Plan any federal, state or local withholdings or other taxes or charges which the Company is from time to time required to deduct under applicable law and all amounts distributable under this Plan are stated herein before any such deductions. The Company may rely on a written opinion from its legal counsel regarding any questions which may arise in connection with any such deductions.

9.   RIGHTS, PRIVILEGES AND DUTIES OF PARTICIPANTS
     ---------------------------------------------

     9.1. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company and its Subsidiaries by reason of being a Participant under this Plan nor any right to receive any distributions under the Plan except as and to the extent expressly provided in the Plan.

     9.2. The Company shall have the right, but shall be under no obligation, to segregate cash to fund any Target Awards made under this Plan.

     9.3. Each Participant shall be entitled to receive a current copy of the Plan upon his designation as a Participant. Thereafter, as long as he remains a Participant, he shall be entitled to receive copies of any amendments to the Plan within sixty (60) days after their adoption.

     9.4. The designation of an employee as a Participant under this Plan shall not be construed as conferring upon such employee any right to remain in the employ of the Company. Subject to the terms of any employment agreement with a Participant, the right of the Company to discipline or discharge an employee shall not be affected in any manner by reason of such employee's designation as a Participant under this Plan.

     9.5. To the extent permitted by law, the right of any Participant or any beneficiary to receive any payment hereunder shall not be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments, whether presently or thereafter payable, shall be void. Any payment due hereunder shall not in any manner be subject to any debts or liabilities of any Participant or his beneficiary.

     9.6. The "Claims Procedure" attached hereto as Exhibit II is incorporated herein and made a part hereof.
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                                                            EXHIBIT 1


                          SUSQUEHANNA BANCSHARES, INC.

                           PERFORMANCE AWARD PROGRAM
                           -------------------------


           Long-term performance awards for participants in the Susquehanna Bancshares, Inc. Performance Award Program will be determined based upon the ability of the Company and Subsidiaries to meet a series of performance criteria which will be measured annually over a three year period (1986-1988). Each participant in the plan will have a target award (stated in dollars) for the Earnout Period which they will earn if all performance criteria are met for all
                                       ---
three (3) years. If some, but not all, goals are met the participant will earn a portion of the target award based on the formula described below.

BONUS FORMULA
-------------

           The performance criteria are major operating statistics of banks which taken as a whole indicate the overall condition of the bank. Awards will be based 40% on achievement of goals of the parent company and 60% on achievement of goals of the individual subsidiary bank. Awards for both the parent company and the individual subsidiary bank will be based on a series of external criteria (i.e., performance in relation to the industry) and internal criteria (i.e., performance in relation to measurable internal objectives established by the Compensation Committee). Each performance criterion is assigned a weighted value and the aggregate of all the criteria for each year equals 100. Based on the result for each performance criterion a sliding scale has been developed so that a portion of the value from 0% to 100% will be awarded. The aggregate result of all the criteria produce an annual raw score ranging from 0 - 100. These annual scores, when added and divided by three, represent the percentage of the target award which has been achieved for the Earnout Period.

           The formula distribution and weighting of the criteria are presented in Exhibits I-A, I-B, and I-C.